Exhibit 32.3

Statement of Chief Executive Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Southern California Gas Company (the "Company") certifies that:

(i)	the Quarterly Report on Form 10-Q of the Company filed with
the Securities and Exchange Commission for the quarterly period ended September 30, 2004 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or
Section 15(d), as applicable, of the Securities Exchange
Act of 1934, as amended; and

(ii)	the information contained in the Quarterly Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



November 4, 2004
                                                /S/ EDWIN A. GUILES
                                              ______________________
                                               Edwin A. Guiles
                                               Chief Executive Officer